Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Acquisition Rights (No. 1) of Nomura Holdings, Inc. of our report dated May 18, 2004 (except for Note 12, as to which the date is June 25, 2004) with respect to the consolidated financial statements of Nomura Holdings, Inc. included in its annual report (Form 20-F) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

/s/    Ernst & Young ShinNihon

Tokyo, Japan

June 30, 2004